Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports First Quarter 2020 Results

KANSAS CITY, Mo. (April 28, 2020) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced results for the first quarter of 2020. "On a GAAP basis, we reported a net loss of $3.4 million, driven by the adoption of a new accounting standard on January 1, 2020, which resulted in significantly higher provision expense based on the possibility of future credit losses under the current environment created by the COVID-19 crisis”, said Mariner Kemper, chairman, president and chief executive officer. “Excluding this impact, business and financial results remained strong as demonstrated by a 5.6 percent increase in pre-tax pre-provision income, to $83.7 million, from the linked quarter. As many industry participants have noted, the ill-timed adoption of this new accounting standard has resulted in adding more undue volatility in this critical environment and rendered comparability of financial results across the banking industry extremely difficult.”

2020 First Quarter Highlights

•	Average loan balances increased $385 million, or 11.6 percent, on a linked-quarter annualized basis.
•	Average deposits grew $439 million to $20.8 billion compared to the fourth quarter of 2019.
•	GAAP book value per share of $55.33, a 15.5 percent increase, and tangible book value per share of $51.04, a 16.1 percent increase compared to a year ago.
•	Efficiency ratio improved to 68.93 percent compared to 70.00 percent a year ago.
•	Credit quality remained strong, with net charge-offs of just 0.23 percent of average loans, consistent with the company’s historical performance.

“As we, as a nation, navigate our way through this unprecedented and challenging time, I have never been prouder of how the banking industry and UMB associates have rallied in response to the COVID-19 crisis,” said Kemper. “Our deepest gratitude goes to all those at the frontline combating this crisis. We are humbled to be in a position to offer critical financial support and services to our clients as we all adapt to these global impacts. As we’ve worked through the CARES Act legislation and helped our customers navigate the Paycheck Protection Program during the past few weeks, I have been inspired by the enduring sense of service, duty and patriotic responsibility demonstrated by UMB associates. To date, we have processed more than 3,000 applications in excess of $1.4 billion as part of this program. Our capital and liquidity remain strong. Our legacy is built on being there for our customers and communities, and our history of prudent risk management gives us the strength and flexibility to serve our customers in their greatest hour of need.”

For the first quarter of 2020, the company recognized a net loss of $3.4 million, or $0.07 per diluted share, compared to net income of $66.5 million, or $1.35 per diluted share, in the fourth quarter of 2019 (linked quarter) and net income of $57.7 million, or $1.18 per diluted share, in the first quarter of 2019. The results for 2020 include significantly higher provision expense related to the implementation of the current expected credit losses (CECL) methodology for estimating allowance for credit losses, including the current and forecasted economic downturn related to the COVID-19 (coronavirus) pandemic.

Pre-tax, pre-provision income (PTPP), a non-GAAP measure which is reconciled to the nearest comparable GAAP measure later in this release, was $83.7 million, or $1.72 per diluted share, for the first quarter of 2020, compared to $79.3 million, or $1.61 per diluted share, for the linked quarter, and $80.6 million, or $1.65 per diluted share, for the first quarter of 2019. These PTPP results represent increases of 5.6 percent on a linked-quarter basis and 3.9 percent compared to the first quarter of 2019.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q1	Q4	Q1
	2020	2019	2019
Net (loss) income	$(3,439)	$66,515	$57,744
(Losses) earnings per share (diluted)	(0.07)	1.35	1.18

Pre-tax, pre-provision income	83,746	79,268	80,624
Pre-tax, pre-provision earnings per share (diluted)	1.72	1.61	1.65

Net operating (loss) income	(1,881)	67,038	58,208
Operating (losses) earnings per share (diluted)	(0.04)	1.36	1.19

GAAP
Return on average assets	(0.05)%	1.05%	1.02%
Return on average equity	(0.51)	10.15	10.48
Efficiency ratio	68.93	71.59	70.00

Non-GAAP
Operating return on average assets	(0.03)%	1.06%	1.03%
Operating return on average equity	(0.28)	10.23	10.56
Operating efficiency ratio	68.19	71.35	69.78

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2020	2019	2019	LQ	PY
Net interest income	$173,941	$172,363	$163,868	$1,578	$10,073
Noninterest income:
Trust and securities processing	47,000	46,835	41,957	165	5,043
Trading and investment banking	1,723	6,720	5,581	(4,997)	(3,858)
Service charges on deposit accounts	25,081	20,100	21,281	4,981	3,800
Insurance fees and commissions	259	511	338	(252)	(79)
Brokerage fees	9,860	8,839	7,243	1,021	2,617
Bankcard fees	16,545	16,326	17,067	219	(522)
Gains on sales of securities available for sale, net	1,227	755	809	472	418
Other	(3,271)	10,269	13,106	(13,540)	(16,377)
Total noninterest income	$98,424	$110,355	$107,382	$(11,931)	$(8,958)
Total revenue	$272,365	$282,718	$271,250	$(10,353)	$1,115
Net interest margin	2.97%	3.02%	3.20%
Total noninterest income as a % of total revenue	36.14	39.03	39.59

Net interest income

•	Net interest income totaled $173.9 million, an increase of $1.6 million, or 0.9 percent, from linked quarter levels, driven by a $384.7 million, or 2.9 percent, increase in average loans, and a

4.3 percent increase in average earning assets. These benefits were offset by the impact of recent reductions in short-term interest rates on net interest margin.
•	Net interest spread of 2.67 percent for the first quarter represents an increase of one basis point as compared to the linked quarter despite a 150-basis-point reduction in short-term interest rates.
•

Net interest margin for the first quarter was 2.97 percent, down five basis points from the linked quarter, in large part due to lower short-term interest rates. Earning asset yields declined 18 basis points from the linked quarter, driven by declining yields in the loan portfolio due to recent reductions in short-term interest rates. The cost of interest-bearing liabilities decreased 19 basis points to 0.91 percent, driven by an 18-basis-point decline in the cost of interest-bearing deposits and lower borrowing costs.

•

On a year-over-year basis, the increase in net interest income was driven by a $1.3 billion, or 10.7 percent, increase in average loans, and a $0.8 billion, or 10.5 percent, increase in average investment securities. These benefits were partially offset by declining yields in the loan portfolio due to recent reductions in short-term interest rates.

•

Average deposits increased 2.2 percent on a linked-quarter basis and 11.2 percent compared to the first quarter of 2019. Average noninterest-bearing demand deposit balances increased 1.5 percent on a linked-quarter basis and 8.5 percent compared to the first quarter of 2019.

Noninterest income

•	First quarter 2020 noninterest income decreased $11.9 million, or 10.8 percent, on a linked-quarter basis, largely due to:
o

Decreases of $16.6 million in company-owned life insurance income, reflecting the impact of lower market valuations of the underlying investments, and $0.8 million in derivative income, both recorded in other income. The decrease in company-owned life insurance income is offset by a proportionate decrease in deferred compensation expense noted below.

o

A decrease of $5.0 million in trading and investment banking, primarily driven by a decrease of $3.5 million in market valuation of investments in the company’s trading portfolio due to the overall market decline in March.

o	These decreases were partially offset by the following increases:
▪	An increase of $5.7 million in healthcare income, recorded in service charges on deposits, related to customer transfer and conversion fees recorded in the first quarter.
▪	An increase of $1.0 million in brokerage fees, primarily driven by higher 12b-1 income.
▪	An increase of $2.0 million in equity earnings on alternative investments and a $1.9 million gain on the sale of a building, both recorded in other income.
•	Compared to the prior year, noninterest income in the first quarter of 2020 decreased $9.0 million, or 8.3 percent, primarily driven by:
o

Decreases of $19.2 million in company-owned life insurance and $1.1 million in derivative income, both recorded in other income. The decrease in company-owned life insurance income is offset by a proportionate decrease in deferred compensation expense noted below.

o

A decrease of $3.9 million in trading and investment banking, primarily driven by a decrease of $4.3 million in market valuations of investments in the company’s trading portfolio due to the overall market decline in March.

o	These decreases were partially offset by the following increases:

▪	An increase of $5.0 million in trust and securities processing, driven by an increase of $2.7 million in corporate trust income and $1.8 million in fund servicing revenue.
▪

An increase of $3.8 million in service charges on deposits, largely driven by healthcare customer transfer and conversion fees recorded in the first quarter of 2020 in the company’s healthcare services business.

▪	An increase of $2.6 million in brokerage fees, due to higher 12b-1 and money market income.
▪	An increase of $1.9 million in equity earnings on alternative investments and a $1.9 million gain on sale of other assets, both recorded in other income.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2020	2019	2019	LQ	PY
Salaries and employee benefits	$111,060	$120,806	$116,032	$(9,746)	$(4,972)
Occupancy, net	12,180	12,249	11,743	(69)	437
Equipment	21,241	20,803	19,684	438	1,557
Supplies and services	4,185	6,280	3,873	(2,095)	312
Marketing and business development	4,640	8,385	4,913	(3,745)	(273)
Processing fees	13,390	13,351	12,132	39	1,258
Legal and consulting	6,110	10,001	5,633	(3,891)	477
Bankcard	4,860	4,061	4,345	799	515
Amortization of other intangible assets	1,734	1,593	1,327	141	407
Regulatory fees	2,366	2,940	2,890	(574)	(524)
Other	6,853	2,981	8,054	3,872	(1,201)
Total noninterest expense	$188,619	$203,450	$190,626	$(14,831)	$(2,007)

•

GAAP noninterest expense for the first quarter of 2020 was $188.6 million, a decrease of $14.8 million, or 7.3 percent, from the linked quarter and a decrease of $2.0 million, or 1.1 percent, from the first quarter of 2019.

•	The linked quarter decrease in noninterest expense was driven by:
o

A decrease of $9.7 million in salaries and employee benefits, largely driven by a $15.7 million decrease in deferred compensation expense, which is offset by the decrease in company-owned life insurance income noted above. Additionally, there was a decrease of $2.0 million in bonus and commission expense. These decreases were partially offset by a seasonal increase of $8.1 million in payroll taxes, insurance, and 401(k) expense recognized in the first quarter.

o	A decrease of $3.9 million in legal and consulting expense and $3.7 million in marketing and business development due to the timing of multiple projects.
o	A decrease of $2.1 million in supplies and services expense largely driven by a decline in postage expense related to reduced credit card campaign mailings in the first quarter of 2020.
o	These decreases were partially offset by an increase of $4.2 million in derivative expense, recorded in other expense.
•	The year-over-year decrease in noninterest expense was driven by:
o

A $5.0 million decrease in salaries and employee benefits, primarily due to a decrease of $15.5 million in employee benefits expense, offset by increases of $6.0 million in salary and wage expense and $4.5 million in bonus and commission expense. The decrease in employee benefits expense was primarily driven by a decrease of $18.0 million in deferred compensation expense, which is offset by the decrease in company-owned life insurance income noted above.
o

These decreases were partially offset by increases of $1.6 million in equipment expense and $1.3 million in processing fees due to investments in digital channel and integrated platform solutions to support business growth and the ongoing modernization of the company’s core systems.

Income taxes

•

The company recognized an income tax benefit of $0.8 million, or 19.2 percent, on a pre-tax loss of $4.3 million for the three months ended March 31, 2020, compared to income tax expense of $10.5 million, or 15.4 percent, on pre-tax income of $68.3 million for the same period in 2019. The amount of tax benefit recorded for the three months ended March 31, 2020 reflects management’s estimate of the annual effective tax rate applied to the year-to-date loss adjusted for the tax impact of items discrete to the quarter.

Balance sheet

•	Average total assets for the first quarter of 2020 were $26.0 billion compared to $25.1 billion for the linked quarter and $22.9 billion for the same period in 2019.
Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2020	2019	2019	LQ	PY
Commercial and industrial	$5,786,545	$5,451,880	$5,117,882	$334,665	$668,663
Specialty lending	510,316	576,091	677,113	(65,775)	(166,797)
Commercial real estate	5,181,036	5,121,794	4,561,019	59,242	620,017
Consumer real estate	1,414,025	1,353,544	1,225,250	60,481	188,775
Consumer	141,972	135,526	145,100	6,446	(3,128)
Credit cards	418,485	438,473	413,442	(19,988)	5,043
Leases and other	164,187	154,576	163,348	9,611	839
Total loans	$13,616,566	$13,231,884	$12,303,154	$384,682	$1,313,412

•	Average loans for the first quarter of 2020 increased 2.9 percent on a linked-quarter basis and 10.7 percent compared to the first quarter of 2019.
Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2020	2019	2019	LQ	PY
Securities available for sale:
U.S. Treasury	$49,638	$220,830	$256,672	$(171,192)	$(207,034)
U.S. Agencies	94,342	93,258	53,458	1,084	40,884
Mortgage-backed	4,133,118	3,967,051	3,841,449	166,067	291,669
State and political subdivisions	3,058,594	2,968,305	2,534,438	90,289	524,156
Corporates	188,257	184,503	6,424	3,754	181,833
Total securities available for sale	$7,523,949	$7,433,947	$6,692,441	$90,002	$831,508
Securities held to maturity:
State and political subdivisions	$1,108,716	$1,117,268	$1,157,126	$(8,552)	$(48,410)
Trading securities	48,102	56,653	46,408	(8,551)	1,694
Other securities	124,795	96,994	74,718	27,801	50,077
Total securities	$8,805,562	$8,704,862	$7,970,693	$100,700	$834,869
•	Average securities available for sale increased 1.2 percent on a linked-quarter basis and increased 12.4 percent compared to the first quarter of 2019.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2020	2019	2019	LQ	PY
Deposits:
Noninterest-bearing demand	$6,495,611	$6,398,309	$5,989,215	$97,302	$506,396
Interest-bearing demand and savings	13,232,370	12,959,948	11,698,351	272,422	1,534,019
Time deposits	1,097,780	1,028,293	1,034,763	69,487	63,017
Total deposits	$20,825,761	$20,386,550	$18,722,329	$439,211	$2,103,432
Noninterest bearing deposits as % of total	31.19%	31.38%	31.99%

•	Average deposits increased 2.2 percent on a linked-quarter basis and 11.2 percent compared to the first quarter of 2019.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	March 31, 2020	December 31, 2019	March 31, 2019
Total equity	$2,663,441	$2,606,440	$2,350,843
Book value per common share	55.33	53.09	47.92
Tangible book value per common share	51.04	48.84	43.95

Regulatory capital:
Common equity Tier 1 capital	$2,279,039	$2,330,533	$2,188,521
Tier 1 capital	2,279,039	2,330,533	2,188,521
Total capital	2,514,445	2,505,397	2,364,465

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.90%	12.33%	12.70%
Tier 1 risk-based capital ratio	11.90	12.33	12.70
Total risk-based capital ratio	13.12	13.26	13.72
Tier 1 leverage ratio	8.81	9.37	9.65

•	At March 31, 2020, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.
•

The company has elected to adopt the option to use a five-year transition of the impact of CECL on regulatory capital, as allowed by the Interim Final Rule of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, and the Federal Deposit Insurance Corporation, for purposes of calculating its March 31, 2020 regulatory capital.

•

During and subsequent to the first quarter of 2020, approximately $55 million, or 1.0 million shares, were repurchased through a combination of open market activity and a $30 million accelerated share repurchase (ASR) program entered into in early March.  The ASR will be completed during the second quarter. The company has no plans for additional repurchases at this time.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q3	Q2	Q1
	2020	2019	2019	2019	2019
Net charge-offs - Total loans	$7,672	$7,618	$2,186	$12,569	$12,324
Net loan charge-offs as a % of total average loans	0.23%	0.23%	0.07%	0.40%	0.41%
Loans over 90 days past due	$2,211	$2,069	$2,466	$1,825	$1,874
Loans over 90 days past due as a % of total loans	0.02%	0.02%	0.02%	0.01%	0.01%
Nonaccrual and restructured loans	$97,029	$56,347	$71,838	$53,395	$63,270
Nonaccrual and restructured loans as a % of total loans	0.70%	0.42%	0.55%	0.41%	0.50%
Provision for credit losses	$88,000	$2,000	$7,500	$11,000	$12,350

•

On January 1, 2020, the company adopted CECL, a new accounting standard that establishes an allowance for credit losses (ACL) on all financial assets. The ACL is based on an estimation of credit losses over the full remaining expected life with consideration to current and expected changes in key macroeconomic conditions.

•

At adoption on January 1, 2020, the company’s ACL increased by $9.0 million, or 8.9 percent. This increase in the ACL resulted in a $7.0 million decrease to retained earnings, net of deferred tax balances.

•

The subsequent increase in ACL and provision through March 31, 2020 largely reflects the impact of the current and forecasted deterioration of key macroeconomic variables related to the COVID-19 pandemic, and to a lesser extent, to cover net charge-offs, loan growth, and the impairment of one commercial loan transferred to nonaccrual status.

•

Provision for credit losses for the first quarter totaled $88.0 million, an increase of $86.0 million from the linked quarter, and $75.7 million from the first quarter of 2019. The provision expense for 2020 includes increased provision expense related to the implementation of CECL, coupled with the impact on various economic variables due to the COVID-19 pandemic.

•	Increased expense for credit loss provision under CECL resulted in a buildup of reserves which now stand at a strong 1.3 percent of assets at amortized cost.
•	Net charge-offs totaled $7.7 million, or 0.23 percent, of average loans, compared to $7.6 million, or 0.23 percent, of average loans in the linked quarter.

Dividend Declaration and Common Share Repurchase Authorization

At the company’s quarterly board meeting, the Board of Directors declared a $0.31 per share quarterly cash dividend, payable on July 1, 2020, to shareholders of record at the close of business on June 10, 2020.

As in prior years, the Board has approved the repurchase of up to 2,000,000 shares of the company’s common stock. Share repurchases may occur from time to time at any point until the regular meeting of the Board that immediately follows the 2021 annual meeting of the company’s shareholders. Shares acquired under the repurchase program may be available for reissuance or resale, including in connection with the company's compensation plans and dividend reinvestment plan. Under the repurchase program, the company may acquire the shares from time to time in open market or privately negotiated transactions, at the discretion of management.

Conference Call

The company plans to host a conference call to discuss its first quarter 2020 earnings results on Wednesday, April 29, 2020, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (international) 412-542-4148 and requesting to join the UMB Financial call. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 1Q 2020 Conference Call

A replay of the conference call may be heard through May 13, 2020 by calling (toll-free)

877-344-7529 or (international) 412-317-0088. The replay access code required for playback is 10141589. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating (loss) income, operating (losses) earnings per share - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, pre-tax, pre-provision income, pre-tax, pre-provision earnings per share – diluted (PTPP EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, PTPP, PTPP EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the company’s fundamental operating performance.  COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional cleaning and janitorial supplies to disinfect the company’s premises.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income from continuing operations, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income from continuing operations, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Pre-tax, pre-provision income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding income tax and provision expenses.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets.  Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously, the COVID-19 pandemic (the Pandemic) may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. The Pandemic has created a global public-health crisis that has resulted in widespread volatility and deteriorations in household, business, economic, and market conditions. It is currently adversely affecting the company and its customers, counterparties, employees, and third-party service providers, and the continued adverse impacts on our business, financial position, results of operations, and prospects could be significant. We are not able to accurately predict the extent of the impact of the Pandemic on our capital, liquidity, and other financial positions and on our business, results of operations, and prospects at this time, and we believe it will depend on a number of evolving factors, including: (i) the duration, extent and severity of the Pandemic; (ii) the response of governmental and non-governmental authorities to the Pandemic, which is rapidly changing and not always coordinated or consistent across jurisdictions; (iii) the effect of the Pandemic on our customers, counterparties, employees and third-party service providers, which may vary widely, and which is generally expected to increase our credit, operational, and other risks and (iv) the effect of the Pandemic on economies and markets, which in turn could adversely affect, among other things, the origination of new loans and the performance of our existing loans. The Pandemic is also expected to have a significant impact on our CECL calculation and related provision under a new accounting standard that we were required to phase in beginning January 2020.  The CECL calculation includes periodic estimates of the net amount expected to be collected over the contractual term of certain financial assets, and requires us to take into account, among other things, economic conditions forecasted over the life of the financial asset, including the current and anticipated effects of the Pandemic. Any forward-looking statement should be evaluated in light of these considerations. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, and serves business and institutional clients nationwide. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn, or follow us on Twitter at @UMBBank. For information about UMB’s operations, approach and relief measures during the COVID-19 pandemic, please visit umb.com/COVID-19.

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Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	March 31,
	2020	2019
ASSETS
Loans	$13,949,710	$12,549,732
Allowance for credit losses on loans	(187,911)	(103,661)
Net loans	13,761,799	12,446,071
Loans held for sale	9,585	1,267
Securities:
Available for sale	7,639,451	6,891,869
Held to maturity, net of allowance for credit losses	1,110,925	1,147,947
Trading securities	61,177	56,025
Other securities	135,194	75,357
Total securities	8,946,747	8,171,198
Federal funds sold and resell agreements	784,750	264,772
Interest-bearing due from banks	1,109,254	1,113,470
Cash and due from banks	340,553	399,387
Premises and equipment, net	297,668	279,000
Accrued income	111,879	117,007
Goodwill	180,867	180,867
Other intangibles, net	25,839	13,676
Other assets	675,945	570,045
Total assets	$26,244,886	$23,556,760

LIABILITIES
Deposits:
Noninterest-bearing demand	$7,269,520	$6,448,422
Interest-bearing demand and savings	12,920,980	12,018,580
Time deposits under $250,000	595,128	591,405
Time deposits of $250,000 or more	389,892	306,808
Total deposits	21,175,520	19,365,215
Federal funds purchased and repurchase agreements	1,890,917	1,494,048
Short-term debt	15,000	—
Long-term debt	121,582	81,608
Accrued expenses and taxes	216,272	142,483
Other liabilities	162,154	122,563
Total liabilities	23,581,445	21,205,917

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,073,089	1,060,630
Retained earnings	1,646,751	1,531,396
Accumulated other comprehensive income (loss), net	219,390	(17,639)
Treasury stock	(330,846)	(278,601)
Total shareholders' equity	2,663,441	2,350,843
Total liabilities and shareholders' equity	$26,244,886	$23,556,760

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
	2020	2019
INTEREST INCOME
Loans	$151,026	$157,261
Securities:
Taxable interest	27,212	25,391
Tax-exempt interest	24,404	20,697
Total securities income	51,616	46,088
Federal funds and resell agreements	5,452	3,625
Interest-bearing due from banks	2,663	3,899
Trading securities	654	434
Total interest income	211,411	211,307
INTEREST EXPENSE
Deposits	29,732	37,834
Federal funds and repurchase agreements	6,381	8,264
Other	1,357	1,341
Total interest expense	37,470	47,439
Net interest income	173,941	163,868
Provision for credit losses	88,000	12,350
Net interest income after provision for credit losses	85,941	151,518
NONINTEREST INCOME
Trust and securities processing	47,000	41,957
Trading and investment banking	1,723	5,581
Service charges on deposit accounts	25,081	21,281
Insurance fees and commissions	259	338
Brokerage fees	9,860	7,243
Bankcard fees	16,545	17,067
Gains on sales of securities available for sale, net	1,227	809
Other	(3,271)	13,106
Total noninterest income	98,424	107,382
NONINTEREST EXPENSE
Salaries and employee benefits	111,060	116,032
Occupancy, net	12,180	11,743
Equipment	21,241	19,684
Supplies and services	4,185	3,873
Marketing and business development	4,640	4,913
Processing fees	13,390	12,132
Legal and consulting	6,110	5,633
Bankcard	4,860	4,345
Amortization of other intangible assets	1,734	1,327
Regulatory fees	2,366	2,890
Other	6,853	8,054
Total noninterest expense	188,619	190,626
(Loss) income before income taxes	(4,254)	68,274
Income tax (benefit) expense	(815)	10,530
NET (LOSS) INCOME	$(3,439)	$57,744

PER SHARE DATA
Net (loss) income – basic	$(0.07)	$1.19
Net (loss) income – diluted	(0.07)	1.18
Dividends	0.31	0.30
Weighted average shares outstanding – basic	48,689,876	48,712,153
Weighted average shares outstanding – diluted	48,689,876	48,998,571

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended
	March 31,
	2020	2019
Net (loss) income	$(3,439)	$57,744
Other comprehensive income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	164,116	106,434
Less: Reclassification adjustment for gains included in net income	(1,227)	(809)
Change in unrealized gains and losses on debt securities	162,889	105,625
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	14,525	(2,088)
Less: Reclassification adjustment for losses (gains) included in net income	768	(5)
Change in unrealized gains and losses on derivative hedges	15,293	(2,093)
Other comprehensive income, before tax	178,182	103,532
Income tax expense	(41,972)	(25,389)
Other comprehensive income	136,210	78,143
Comprehensive income	$132,771	$135,887

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2019	$55,057	$1,054,601	$1,488,421	$(95,782)	$(273,827)	$2,228,470
Total comprehensive income	—	—	57,744	78,143	—	135,887
Dividends ($0.30 per share)	—	—	(14,769)	—	—	(14,769)
Purchase of treasury stock	—	—	—	—	(4,086)	(4,086)
Forfeitures of equity awards, net of issuances	—	2,383	—	—	(1,779)	604
Recognition of equity-based compensation	—	3,289	—	—	—	3,289
Sale of treasury stock	—	100	—	—	161	261
Exercise of stock options	—	257	—	—	930	1,187
Balance - March 31, 2019	$55,057	$1,060,630	$1,531,396	$(17,639)	$(278,601)	$2,350,843

Balance - January 1, 2020	$55,057	$1,073,764	$1,672,438	$83,180	$(277,999)	$2,606,440
Total comprehensive (loss) income	—	—	(3,439)	136,210	—	132,771
Dividends ($0.31 per share)	—	—	(15,209)	—	—	(15,209)
Purchase of treasury stock	—	(4,500)	—	—	(54,886)	(59,386)
Issuances of equity awards, net of forfeitures	—	521	—	—	72	593
Recognition of equity-based compensation	—	2,817	—	—	—	2,817
Sale of treasury stock	—	95	—	—	89	184
Exercise of stock options	—	392	—	—	1,878	2,270
Cumulative effect adjustment	—	—	(7,039)	—	—	(7,039)
Balance - March 31, 2020	$55,057	$1,073,089	$1,646,751	$219,390	$(330,846)	$2,663,441

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2020		2019
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$13,616,566	4.46%	$12,303,154	5.18%
Securities:
Taxable	4,694,418	2.33	4,301,121	2.39
Tax-exempt	4,063,042	3.05	3,623,164	2.93
Total securities	8,757,460	2.67	7,924,285	2.64
Federal funds and resell agreements	1,224,196	1.79	521,422	2.82
Interest bearing due from banks	826,963	1.30	662,050	2.39
Trading securities	48,102	5.84	46,408	4.40
Total earning assets	24,473,287	3.58	21,457,319	4.10
Allowance for credit losses	(112,751)		(105,444)
Other assets	1,679,390		1,502,277
Total assets	$26,039,926		$22,854,152

Liabilities and Shareholders' Equity
Interest-bearing deposits	$14,330,150	0.83%	$12,733,114	1.21%
Federal funds and repurchase agreements	2,030,385	1.26	1,554,570	2.16
Borrowed funds	111,591	4.89	82,416	6.60
Total interest-bearing liabilities	16,472,126	0.91	14,370,100	1.34
Noninterest-bearing demand deposits	6,495,611		5,989,215
Other liabilities	351,237		259,244
Shareholders' equity	2,720,952		2,235,593
Total liabilities and shareholders' equity	$26,039,926		$22,854,152
Net interest spread		2.67%		2.76%
Net interest margin		2.97		3.20

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$106,948	$33,036	$33,957	$173,941
Provision for credit losses	82,220	275	5,505	88,000
Noninterest income	11,240	61,952	25,232	98,424
Noninterest expense	59,043	68,453	61,123	188,619
(Loss) income before taxes	(23,075)	26,260	(7,439)	(4,254)
Income tax (benefit) expense	(4,421)	5,032	(1,426)	(815)
Net (loss) income	$(18,654)	$21,228	$(6,013)	$(3,439)

	Three Months Ended March 31, 2019
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$99,814	$31,752	$32,302	$163,868
Provision for credit losses	10,329	286	1,735	12,350
Noninterest income	23,181	55,850	28,351	107,382
Noninterest expense	66,820	65,398	58,408	190,626
Income before taxes	45,846	21,918	510	68,274
Income tax expense	7,071	3,380	79	10,530
Net income	$38,775	$18,538	$431	$57,744

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. Previously, the company had the following four business segments: Commercial Banking, Institutional Banking, Personal Banking, and Healthcare Services. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at March 31, 2020.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended March 31,
	2020	2019
Net (loss) income (GAAP)	$(3,439)	$57,744
Adjustments:
Acquisition expense	123	27
Severance expense	1,652	570
COVID-19 related expense	228	—
Tax-impact of adjustments (i)	(445)	(133)
Total Non-GAAP adjustments (net of tax)	1,558	464
Net operating (loss) income (Non-GAAP)	$(1,881)	$58,208

(Losses) earnings per share - diluted (GAAP)	$(0.07)	$1.18
Acquisition expense	—	—
Severance expense	0.04	0.01
COVID-19 related expense	—	—
Tax-impact of adjustments (i)	(0.01)	—
Operating (losses) earnings per share - diluted (Non-GAAP)	$(0.04)	$1.19

GAAP
Return on average assets	(0.05)%	1.02%
Return on average equity	(0.51)	10.48

Non-GAAP
Operating return on average assets	(0.03)%	1.03%
Operating return on average equity	(0.28)	10.56

(i) Calculated using the company’s marginal tax rate of 22.2 percent.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2020	2019
Noninterest expense	$188,619	$190,626
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	123	27
Severance expense	1,652	570
COVID-19 related expense	228	—
Total Non-GAAP adjustments (pre-tax)	2,003	597
Operating noninterest expense (Non-GAAP)	$186,616	$190,029

Noninterest expense	$188,619	$190,626
Less: Amortization of other intangibles	1,734	1,327
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$186,885	$189,299

Operating noninterest expense	$186,616	$190,029
Less: Amortization of other intangibles	1,734	1,327
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$184,882	$188,702

Net interest income	$173,941	$163,868
Noninterest income	98,424	107,382
Less: Gains on sales of securities available for sale, net	1,227	809
Total Non-GAAP Revenue (denominator A)	$271,138	$270,441

Efficiency ratio (numerator A/denominator A)	68.93%	70.00%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	68.19	69.78

Pre-tax, pre-provision income non-GAAP reconciliation:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net (loss) income before taxes (GAAP)	$(4,254)	$77,268	$68,274
Adjustments:
Provision for credit losses	88,000	2,000	12,350
Pre-tax, pre-provision income (Non-GAAP)	$83,746	$79,268	$80,624

Pre-tax (losses) earnings per share - diluted (GAAP)	$(0.09)	$1.57	$1.39
Provision for credit losses	1.81	0.04	0.26
Pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$1.72	$1.61	$1.65

Tangible book value non-GAAP reconciliation:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of
	March 31, 2020	December 31, 2019	March 31, 2019
Total shareholders' equity (GAAP)	$2,663,441	$2,606,440	$2,350,843
Less: Intangible assets
Goodwill	180,867	180,867	180,867
Other intangibles, net	25,839	27,597	13,676
Total intangibles, net	206,706	208,464	194,543
Total tangible shareholders' equity (Non-GAAP)	$2,456,735	$2,397,976	$2,156,300

Total shares outstanding	48,134,601	49,097,606	49,058,246

Ratio of total shareholders' equity (book value) per share	$55.33	$53.09	$47.92
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	51.04	48.84	43.95